Exhibit (m)(ii) under Form N-1A
                                             Exhibit 1 under Item 601/Reg. S-K

                              MTB GROUP OF FUNDS
                          CLASS B and CLASS C SHARES
                                  12b-1 PLAN

      This Plan ("Plan") is adopted as of this 16th day of June, 2003, by the Board of Trustees of MTB GROUP OF FUNDS (the "Trust"), a Delaware statutory trust, with respect to Class B and Class C Shares ("Class") of the portfolios of the Trust (the "Funds") set forth in exhibits hereto.

      1. This Plan is adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 ("Act"), so as to allow the Trust to make payments as contemplated herein, in conjunction with the distribution of Class B and Class C Shares of the Funds ("Shares").

      2. This Plan is designed to finance activities of Edgewood Services, Inc. ("ESI") principally intended to result in the sale of Shares to include:
(a) providing incentives to broker/dealers and other financial institutions ("Institutions") to sell Shares; (b) paying for the costs incurred in conjunction with advertising and marketing of Shares to include expenses of preparing, printing and distributing prospectuses and sales literature to prospective shareholders, or Institutions; (c) paying third parties for distribution-related activities and financing advanced commissions to brokers; and (d) other costs incurred in the implementation and operation of the Plan.

      3. (a) In consideration for its services under the Plan, ESI will be paid a fee with respect to the Shares of the Funds as set forth on the exhibit(s) hereto ("Distribution Fee"). Total fees paid pursuant to this Rule 12b-1 Plan, including the Distribution Fee and all applicable sales charges, shall not exceed applicable NASD limits. The services rendered by ESI for which ESI is entitled to receive the Distribution Fee or any contingent deferred sales charge shall be deemed to have been completed at the time of the initial sale of Shares.

            (b) Each Fund may pay to ESI (or its designee or transferee) in addition to the fees set forth in paragraph 3(a) hereof any contingent deferred sales charge imposed on redemptions of Shares upon the terms and conditions set forth in the then current Prospectus of the Funds. Notwithstanding anything to the contrary in this Plan, ESI shall be paid such contingent deferred sale charges in respect of Shares taken into account in computing ESI's Distribution Fee notwithstanding ESI's termination as general distributor of the Shares of a Fund or any termination of this Plan other than in connection with complete termination of the Plan.

            (c) The right of ESI to receive the Distribution Fee and/or contingent deferred sales charges may be transferred by ESI in order to raise funds which may be useful or necessary to perform its duties as principal underwriter, and any such transfer shall be effective upon written notice from ESI to the Funds. In connection with the foregoing, each Fund is authorized to pay all or part of the Distribution Fee directly to such transferee as directed by ESI.

      4. Any payment to ESI in accordance with this Plan will be made pursuant to the "Distributor's Contract" entered into by the Trust and ESI. Any payments made by ESI to Institutions with funds received as compensation under this Plan will be made pursuant to a related agreement (such as the "Mutual Fund Sales and Services Agreement (`MFSS Agreement')") entered into by ESI and the Institutions.

      5. ESI has the right (i) to select, in its sole discretion, the Institutions to participate in the Plan and (ii) to terminate without cause and in its sole discretion any MFSS Agreement.

      6. Quarterly in each year that this Plan remains in effect, ESI shall prepare and furnish to the Board of Trustees of the Trust, and the Board of Trustees shall review, a written report of the amounts expended under the Plan and the purpose for which such expenditures were made.

      7.    This  Plan  shall  become  effective  with  respect  to the  Class
(i) after approval by majority votes of the Trust's Board of Trustees and the members of the Board of the Trust who are not interested persons of the Trust and have no direct or indirect financial interest in the operation of the Trust's Plan or in any related documents to the Plan ("Disinterested Trustees"), cast in person at a meeting called for the purpose of voting on the Plan; and (ii) upon execution of an exhibit adopting this Plan with respect to such Class.

      8. This Plan shall remain in effect with respect to the Class as set forth on an exhibit and any subsequent Class B and Class C Shares of Funds added pursuant to an exhibit at least annually in the manner provided for approval of the Plan in paragraph 7.

      9. This Plan may be amended at any time in accordance with the provisions of Rule 12b-1 under the Investment Company Act of 1940.

      10. This Plan may be terminated with respect to a particular Fund at any time by: (a) a majority vote of the Disinterested Trustees; or (b) a vote of a majority of the outstanding voting securities of the particular Class as defined in Section 2(a)(42) of the Act; or (c) by ESI on 60 days' notice to the Trust.

      11. While this Plan shall be in effect, the selection and nomination of Disinterested Trustees of the Trust shall be committed to the discretion of the Disinterested Trustees then in office.

      12. All agreements with any person relating to the implementation of this Plan shall be in writing and any agreement related to this Plan shall be subject to termination, without penalty, pursuant to the provisions of Paragraph 10 herein.

13. The execution and delivery of this Plan have been authorized by the Trustees of the Trust and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Plan are not binding upon any of the Trustees or shareholders of the Trust, but bind only the appropriate property of the Fund, or Class, as provided in the Charter Documents.

14. This Plan shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania, without regard to the conflict of laws principles thereof.


                                  EXHIBIT A
                                    to the
                  Class B and Class C Shares Rule 12b-1 Plan

                              MTB GROUP OF FUNDS

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                  FUNDS                                 CLASS
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MTB Balanced Fund                                  Class B Shares
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MTB Equity Income Fund                             Class B Shares
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MTB Equity Index Fund                              Class B Shares
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MTB Income Fund                                    Class B Shares
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MTB International Equity Fund                      Class B Shares
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MTB Large Cap Growth Fund                          Class B Shares
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MTB Large Cap Stock Fund                           Class B Shares
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MTB Large Cap Value Fund                           Class B Shares
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MTB Managed Allocation Fund - Aggressive           Class B Shares
Growth
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MTB Managed Allocation Fund -                      Class B Shares
Conservative Growth
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MTB Managed Allocation Fund - Moderate             Class B Shares
Growth
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MTB Maryland Municipal Bond Fund                   Class B Shares
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MTB Mid Cap Growth Fund                            Class B Shares
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MTB Mid Cap Stock Fund                             Class B Shares
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MTB Money Market Fund                              Class B Shares
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MTB Multi Cap Growth Fund                          Class B Shares
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MTB New York Municipal Bond Fund                   Class B Shares
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MTB Small Cap Growth Fund                          Class B Shares
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MTB Small Cap Growth Fund                          Class C Shares
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MTB Small Cap Stock Fund                           Class B Shares
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MTB Tax-Free Money Market Fund                     Class B Shares
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MTB U.S. Government Bond Fund                      Class B Shares
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      This Plan is adopted  by MTB GROUP OF FUNDS with  respect to the Class B and Class C Shares of the portfolio(s) of the Trust set forth above.

      In compensation for the services provided pursuant to this Plan, ESI will be paid a monthly fee computed at the annual rate of .75 of 1% of the average aggregate net asset value of the Class B and Class C Shares of each individual Fund listed above during the month.

      Witness the due execution hereof this 15th day of August, 2003.


                                    MTB GROUP OF FUNDS



                                    By:  /s/ Beth S. Broderick
                                    Name:  Beth S. Broderick
                                    Title:  Vice President